UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2010

CITY NATIONAL BANCSHARES CORPORATION
(Exact name of registrant as specified in charter)

State of New Jersey	0-11535	22-2434751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Broad Street, Newark, New Jersey	07102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (973) 624-0865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

Agreement with the Federal Reserve Bank of New York

On December 14, 2010, City National Bancshares Corporation (the “Corporation”) entered into a written agreement (the “Federal Reserve Agreement”) with the Federal Reserve Bank of New York (“FRBNY”).  The following is only a summary of the Federal Reserve Agreement and is qualified in its entirety by the copy of such agreement attached hereto as Exhibit 10.2.  Pursuant to the Federal Reserve Agreement, the Corporation’s board of directors is to take appropriate steps to utilize fully the Corporation’s financial and managerial resources to serve as a source of strength to City National Bank of New Jersey (the “Bank”), including causing the Bank to comply with the Formal Agreement  with the Comptroller of the Currency (the “OCC”), entered into on June 30, 2009 (the “Formal Agreement”) (which as described below has now been superseded) and any other supervisory action taken by the OCC, such as the “Consent Order” with the OCC described below.

In the Federal Reserve Agreement, the Corporation agreed that it would not declare or pay any dividends without prior written approval of the FRBNY and the Director of the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System (the “Banking Director”). It further agreed that it would not take dividends or any other form of payment representing a reduction in capital from the Bank without the FRBNY’s prior written approval.  The Federal Reserve Agreement also provides that neither the Corporation nor its nonbank subsidiary will make any distributions of interest, principal or other amounts on subordinated debentures or trust preferred securities without the prior written approval of the FRBNY and the Banking Director

The Federal Reserve Agreement further provides that neither the Corporation nor any of its subsidiaries shall incur, increase or guarantee any debt without FRBNY approval. In addition, the Corporation must obtain the prior approval of the FRBNY for the repurchase or redemption of its shares of stock.

The Federal Reserve Agreement further provides that in appointing any new director or senior executive officer or changing the responsibilities of any senior executive officer so that the officer would assume a different senior position, the Corporation must notify the Board of Governors of the Federal Reserve System and such board or the FRBNY or the OCC, may veto such appointment or change.

The Federal Reserve Agreement further provides that the Corporation is restricted in making certain severance and indemnification payments.

Consent Order with the OCC

On December 22, 2010,  the Bank entered into a Consent Order (“Order” or “Consent Order”) with the OCC which contains a list of requirements, including a capital directive, which requires the Bank to achieve and maintain minimum regulatory capital levels in excess of the statutory minimums to be well-capitalized, and a directive to develop a liquidity risk management and contingency funding plan, in connection with which the Bank could be subject to limitations on the maximum interest rates it can pay on deposit accounts.  The Order supersedes and replaces the Formal Agreement.  The Order also contains restrictions on future extensions of credit and requires the development of various programs and procedures to improve the Bank’s asset quality as well as routine reporting on the Bank’s progress toward compliance with the Order to the Bank’s Board of Directors (the “Board”) and the OCC. As a result of the Order, the Bank may not be deemed “well-capitalized.”  The description of the Consent Order is only a summary and is qualified in its entirety by the Order which is attached as Exhibit 10.1 hereto.

Specifically, the Order imposes the following requirements, on the Bank:

●     Within five (5) days of the Order, the Board must appoint a Compliance Committee to be comprised of at least three directors, none of whom may be an employee, former employee or controlling shareholder of the Bank or any of its affiliates, to monitor and coordinate the Bank’s adherence to the Order.

● Within ninety (90) days of the Order, the Board must develop and submit to the OCC for review a written strategic plan covering at least a three-year period,  establishing objectives for the overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development, and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives.

● By March 31, 2011, and thereafter maintain total capital at least equal to 13% of risk-weighted assets and Tier 1 capital at least equal to 9% of adjusted total assets; this requirement means that the Bank may not be considered “well-capitalized” as otherwise defined in applicable regulations.

●     Within ninety (90) days of the Order, the Board must submit to the OCC a written capital plan for the Bank covering at least a three-year period, including specific plans for the achievement and maintenance of adequate capital,  projections for growth and capital requirements, based upon a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets and off-balance sheet activities; identification of the primary sources from which the Bank will maintain an appropriate capital structure to meet the Bank's future needs, as set forth in the strategic plan; specific plans detailing how the Bank will comply with restrictions or requirements set forth in the Order and with the restrictions against brokered deposits in 12 C.F.R. § 337.6; contingency plans that identify alternative methods to strengthen capital, should the primary source(s) not be available; and a prohibition on the payment of director fees unless the Bank is in compliance with the minimum capital ratios previously identified in the prior paragraph or express written authorization is provided by the OCC.

●     Restrictions on the payment of dividends.

● To ensure the Bank has competent management in place at all times, including: within 90 days of the Order the Board shall provide to the OCC qualified and capable candidates for the positions of President, Senior Credit Officer, Consumer Compliance Officer and Bank Secrecy Officer; within 90 days of the date of the Order, the Board (with the exception of Bank executive officers) shall prepare a written assessment of the Bank’s executive officers to perform present and anticipated duties; prior to appointment of any individual to an executive position provide notice to the OCC, who shall have the power to veto such appointment;  and the Board shall at least annually perform a written performance appraisal for each Bank executive officer.

● Within sixty (60) days of the Order, the Board shall develop and the Bank shall implement, and thereafter ensure compliance with, a  written credit policy to ensure the Bank’s compliance with written programs to improve the Bank’s loan portfolio management.

● Within ninety (90) days of the Order the Board shall develop, implement and thereafter ensure Bank adherence to a written program to improve the Bank’s loan portfolio management, including: requiring that extensions of credit are granted, by renewal or otherwise, to any borrower only after obtaining, performing, and documenting a global analysis of current and satisfactory credit information; requiring that existing extensions of credit structured as single pay notes are revised upon maturity to conform to the Bank's revised loan policy; ensuring satisfactory and perfected collateral documentation; tracking and analyzing credit, collateral, and policy exceptions; providing for accurate risk ratings consistent with the classification standards contained in the Comptroller 's Handbook on "Rating Credit Risk"; providing for identification, measurement, monitoring, and control of concentrations of credit; ensuring compliance with Call Report instructions, the Bank's lending policies, and laws, rules, and regulations pertaining to the Bank's lending function; ensuring the accuracy of internal management information systems; and providing adequate training of Bank personnel performing credit analyses in cash flow analysis, particularly analysis using information from tax returns, and implement processes to ensure that additional training is provided as needed.

● Within sixty (60) days of the Order,  the Board must establish a written performance appraisal and salary administration process for loan officers that adequately consider performance relative to job descriptions, policy compliance, documentation standards, accuracy in credit grading, and other loan administration matters.

● The Bank must implement and maintain an effective, independent, and on-going loan review program to review, at least quarterly, the Bank's loan and lease portfolios, to assure the timely identification and categorization of problem credits.

● The Bank is also required to implement and adhere to a written program for the maintenance of an adequate Allowance for Loan and Lease Losses, providing for review of the allowance by the Board at least quarterly.

● Within sixty (60) days of the Order, the Board shall adopt and the Bank (subject to Board review and ongoing monitoring) shall implement and thereafter ensure adherence to a written program designed to protect the Bank's interest in those assets criticized in the most recent Report of Examination ("ROE") by the OCC, in any subsequent ROE, by any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination as "doubtful," "substandard," or "special mention."

●     Within one hundred twenty (120) days of the Order, the Board must revise and maintain a comprehensive liquidity risk management program, which assesses, on an ongoing basis, the Bank's current and projected funding needs, and ensures that sufficient funds or access to funds exist to meet those needs, which program includes effective methods to achieve and maintain sufficient liquidity and to measure and monitor liquidity risk.

● Within ninety (90) days of the Order, the Board shall identify and propose for appointment a minimum of two (2) new independent directors that have a background in banking, credit, accounting, or financial reporting, and such appointment will be subject to veto power of the OCC.

● Within ninety (90) days of the Order, the Board shall adopt, implement, and thereafter ensure adherence to a written consumer compliance program designed to ensure that the Bank is operating in compliance with all applicable consumer protection laws, rules, and regulations.

● Within ninety (90) days of the Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for compliance with the Bank Secrecy Act, as amended (31 U.S.C. §§ 5311 et seq.), the regulations promulgated thereunder and regulations of the Office of Foreign Assets Control ("OFAC"), 31 C.F.R. Chapter V, as amended (collective referred to as the "Bank Secrecy Act" or "BSA") and for the appropriate identification and monitoring of transactions that pose greater than normal risk for compliance with the BSA.

● Within ninety (90) days, of the Order, the Board shall: develop, implement, and thereafter ensure Bank adherence to an independent, internal audit program sufficient to detect irregularities and weak practices in the Bank's operations; determine the Bank's level of compliance with all applicable laws, rules, and regulations; assess and report the effectiveness of policies, procedures, controls, and management oversight relating to accounting and financial reporting; evaluate the Bank's adherence to established policies and procedures, with particular emphasis directed to the Bank's adherence to its loan, consumer compliance, and BSA policies and procedures; evaluate and document the root causes for exceptions; and establish an annual audit plan using a risk-based approach sufficient to achieve these objectives.

● Within ninety (90) days of the Order, the Board must develop and implement a comprehensive compliance audit function to include an independent review of all products and services offered by the Bank, including without limitation, a risk-based audit program to test for compliance with consumer protection laws, rules, and regulations that includes an adequate level of transaction testing; procedures to ensure that exceptions noted in the audit reports are corrected and responded to by the appropriate Bank personnel; and periodic reporting of the results of the consumer compliance audit to the Board or a committee thereof.

● The Board shall require and the Bank shall immediately take all necessary steps to correct each violation of law, rule, or regulation cited in any ROE, or brought to the Board's or Bank's attention in writing by management, regulators, auditors, loan review, or other compliance efforts.

The Order permits the OCC to extend the time periods under the Order upon written request. Any material failure to comply with the Order could result in further enforcement actions by the

OCC. In addition, if the OCC does not accept the capital plan or the Bank fails to achieve and maintain the minimum capital levels, the Order specifically states that the OCC may require the Corporation to sell, merge or liquidate the Bank. The OCC has given interim but not final approval to two new directors.

As a result of the Consent Order, we may not accept, renew or roll over any brokered deposit.  This affects our ability to obtain funding.  In addition we may not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in such institution's normal market area or in the market area in which such deposits are being solicited.

The provisions of the Order will remain effective and enforceable until they are modified, terminated, suspended or set aside by the OCC.

While the Bank intends to take such actions as may be necessary to enable it to comply with the Order and the Federal Reserve Agreement, there can be no assurance that the Bank will be able to fully comply with the provisions of the Order and such agreement, or that its efforts to comply with the Order and such agreement will not have adverse effects on the operations and financial condition of the Corporation and the Bank.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Consent Order dated December 22, 2010 between the Bank and the OCC.

10.2	Agreement dated December 14, 2010 between the Corporation and the Federal Reserve Bank of New York

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL BANCSHARES CORPORATION

Date:December 29, 2010	By:	/s/ Edward R. Wright
Edward R. Wright
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Consent Order dated December 22, 2010 between the Bank and the OCC.

10.2	Agreement dated December 14, 2010 between the Corporation and the Federal Reserve Bank of New York